EXHIBIT 24





                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 33-37179, No. 33-38656, No. 33-48860, No. 33-60679, and Post-
Effective Amendment No. 1 to Registration Statements on Form S-8 (No. 33-37179 and No. 33-38656)) pertaining to the Incentive Program, as amended, of Graham-Field Health Products, Inc. and the Registration Statement on Form S-3
(No. 3-57066) of our report dated March 8, 1996 with respect to the consolidated financial statements and schedule of Graham-Field Health Products, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.



                                                  ERNST & YOUNG LLP



Melville, New York
March 28, 1996